Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Western Asset Funds, Inc. of our reports dated July 22, 2026, relating to the financial statements and financial highlights of Western Asset Intermediate Bond Fund and Western Asset Total Return Unconstrained Fund, which appear in Western Asset Funds, Inc.’s Certified Shareholder Report on Form N-CSR for the year ended May 31, 2026. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

September 21, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Western Asset Funds, Inc. of our report dated July 23, 2026, relating to the financial statements and financial highlights of Western Asset High Yield Fund, which appears in Western Asset Funds, Inc.’s Certified Shareholder Report on Form N-CSR for the year ended May 31, 2026. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

September 21, 2026